U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                   CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

                          Date of Report: June 9, 1997

                         BOONTON ELECTRONICS CORPORATION

                            A New Jersey corporation
                   IRS Employer Identification No. 22-1543137

                   25 Eastmans Road, Parsippany, NJ 07054-0465
                                 (201) 386-9696


         Item 5.  OTHER EVENTS
                  ------------

         On June 9, 1997, G.E.M. USA, Inc. (GEM), a wholly-owned subsidiary of General de Mesure et de Maintenance Electronique S.A. (GMME), did not exercise its option to purchase an additional 443,700 shares of the common stock of Boonton Electronics Corporation (BEC), as provided for in the Subscription and Option Agreement dated October 21, 1996, by and between BEC and GMME. Although no extension has been provided to GEM and or GMME for the option to purchase additional shares of BEC common stock, discussions between the parties are expected to continue during BEC's Fourth Fiscal Quarter of 1997.

         EXHIBITS:  None
         --------

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BOONTON ELECTRONICS CORPORATION




                         By /s/   JOHN E. TITTERTON
                                  -----------------------------------------
                                  John E. Titterton, Vice President Finance
                                  Secretary/Treasurer

Dated: June 18, 1997